Exhibit 8(p)(1)

Amendment No. 1 to Participation Agreement American Funds Insurance Series

Amendment No. 1

to the

Fund Participation Agreement (the “Agreement”), dated as of May 1, 2009 between

Transamerica Financial Life Insurance Company,

American Funds Insurance Series and Capital Research and Management Company

All defined terms in the Agreement are applicable to this Amendment.

Effective November 1, 2009, the Agreement is amended as follows:

1.	Attachment A is hereby replaced by the Attachment A that follows.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

In Witness Whereof, the following duly authorized officers have caused this Amendment to be executed:

Transamerica Financial Life Insurance Company		American Funds Insurance Series

By:	/s/ Arthur D. Woods	By:	/s/ Steven L. Koszalka
Name:	Arthur D. Woods	Name:	Steven I. Koszalka
As its:	Vice President	As its:	Secretary

Capital Research and Management Company

By:	/s/ Michael J. Downer
Name:	Michael J. Downer
As its:	Senior Vice President and Secretary

Attachment A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA GNY April 3, 2007	33 Act File No. 333-142763 40 Act File No. 811-22064 (Flexible Premium Variable Annuity – L, under the marketing name “Transamerica Investor Choice Annuity”	• Asset Allocation Fund – Class 2 Shares • Bond Fund – Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares

Separate Account VA YNY September 13, 2007	33 Act File No. 333-147041 40 Act File No. 811-22138 (Flexible Premium Variable Annuity – N, under the marketing name “Transamerica Axiom NY”	• Asset Allocation Fund – Class 2 Shares • Bond Fund – Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares

Separate Account VA WNY August 31, 2004	33 Act File No. 333-120125 40 Act File No. 811-21663 (Flexible Premium Variable Annuity – H, under the marketing name “Transamerica Liberty NY”)	• Asset Allocation Fund – Class 2 Shares • Bond Fund – Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares

Separate Account VA BNY September 27, 1994	33 Act File No. 33-83560 40 Act File No. 811-08750 (Transamerica Landmark NY Variable Annuity, aka under marketing name “Transamerica Landmark Select NY”)	• Asset Allocation Fund – Class 2 Shares • Bond Fund – Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund – Class 2 Shares • International Fund – Class 2 Shares